Exhibit 99.1

Singularity Future Technology Enters Into Warrant Purchase Agreement

Great Neck, N.Y., January 6, 2022 – On January 6, 2022, Singularity Future Technology Ltd. (formerly knowns as Sino-Global Shipping America, Ltd.) (the “Company”) entered into a Warrant Purchase Agreement with certain accredited investors (the “Sellers”) pursuant to which the Company agreed to buy back an aggregate of 3,870,800 warrants (the “Warrants”) from the Sellers, and the Sellers agreed to sell the Warrants back to the Company. These Warrants were sold to these Sellers in three previous transactions that closed on February 11, 2021, February 10, 2021, and March 14, 2018. The purchase price for each Warrant is $2.00, and the terms of each Warrant Purchase Agreement are substantially identical.

On or before January 10, 2022, the Company shall pay the purchase price to the Sellers by wire transfer. The Sellers shall undertake to deliver the Warrant to the Company for cancellation as soon as practicable following the closing date, but in no event later than January 13, 2022. Notwithstanding the foregoing, the Warrant shall be deemed cancelled upon the receipt by the Sellers of the purchase price.

The Company has agreed that if the Company repurchases any other warrants within sixty days after the execution of the Warrant Purchase Agreement at a higher purchase price per Warrant, purchase price per Warrant stated in the Warrant Purchase Agreement shall be increased to the purchase price per Warrant set forth in such other purchase agreement.

Sino-Global Shipping America, Ltd. (NASDAQ: SINO) (the “Company”) previously announced it is changing its name to Singularity Future Technology Ltd. to reflect its new focus and mandate. The Company’s shares are expected to begin trading on NASDAQ under the new ticker symbol “SGLY” beginning January 7, 2022.

About Singularity Future Technology Ltd.(NASDAQ: SINO ( it will change to SGLY on or about January 7, 2022 )

Founded in the United States in 2001, Singularity Future Technology Ltd. (formerly known as Sino-Global Shipping America, Ltd.) has been diversifying into the cryptocurrency market, while continuing to support and grow its shipping, chartering, logistics and related services business. Headquartered in New York, The Company has offices in Mainland China and United States . Additional information about the Company can be found on the Company’s corporate website at www.sino-global.net.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include SGLY’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. In addition, there is uncertainty about the spread of the COVID-19 virus and the impact it will have on SGLY’s operations, the demand for SGLY’s products and services, global supply chains and economic activity in general. Moreover, the value of cryptocurrencies may fluctuate significantly over time, and the success of the JV and its products are not assured. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Additional information concerning these and other factors that may impact our expectations and projections will be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2021. SGLY’s SEC filings are available publicly on the SEC’s website at www.sec.gov. SGLY disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

David Pasquale

Global IR Partners

New York Office Phone: +1-914-337-8801

SGLY@globalirpartners.com